FOR IMMEDIATE RELEASE
                                       February 20, 1995





From:                    PHILLIPS-VAN HEUSEN CORPORATION
                         1290 Avenue of the Americas
                         New York, New York  10104

Contact:                 Irwin W. Winter
                         Vice President and Chief Financial Officer
                         (212) 468-7025


        PHILLIPS-VAN HEUSEN CORPORATION COMPLETES ACQUISITION OF
          CRYSTAL BRANDS APPAREL GROUP; $114.7 MILLION CASH FOR
                   BRANDS INCLUDING IZOD AND GANT


     (New York) Phillips-Van Heusen Corporation (NYSE:PVH) has

completed its previously announced acquisition of the Apparel

Group of Crystal Brands, Inc. for $114.7 million in cash.  With the acquisition, PVH adds two of the country's most important sportswear labels, Izod and Gant, to its roster of famous brands.


    PVH is one of the world's largest apparel and footwear

companies.  Its brands include Van Heusen, the number one selling men's dress shirt in America; Geoffrey Beene, the number one selling designer dress shirt; and G.H. Bass, the number one

selling men's and women's casual shoes.  PVH is also the leading maker of private label shirts and sweaters in the United States.

Company sales in 1993 were $1,152 billion.